Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated April 15, 2014 with respect to the consolidated financial statements included in the Annual Report of TSS, Inc. on Form 10-K for the year ended December 31, 2013. We hereby consent to the incorporation by reference of said report in the Registration Statements of TSS, Inc. on Forms S-8 (File No. 333-142906, File No. 333-167688, File No. 333-183436 and File No. 333-184956) and on Form S-3 (File No. 333-154174).

/s/ Grant Thornton LLP
McLean, Virginia
April 15, 2014